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                                CONTRACT SCHEDULE

OWNER:[John Doe]                              SEX: [M] AGE AT ISSUE: [50]

JOINT OWNER: [Jane Doe]                       SEX: [F] AGE AT ISSUE: [50]

ANNUITANT: [John Doe]                         SEX: [M] AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]                   ISSUE DATE: [February 15, 2001]

PLAN TYPE: [Non-Qualified]                    MATURITY DATE: [February 15, 2046]

PRODUCT CLASS: Preference Premier C Class

PURCHASE PAYMENT: [$100,000.00]

PURCHASE PAYMENTS:                  [No payment can be made after the Owner,
                                    oldest Joint Owner (or the Annuitant if
                                    non-natural owner) reaches age [91]].

                                    [If the Guaranteed Minimum Income Benefit
                                    Rider - Living Benefit (GMIB Rider) (the
                                    "Rider"), is in force on your Contract, we may reject subsequent Purchase Payments by sending advance written notice to you if any of the following changes occur regarding the same Rider available for new contract purchases:

                                    .    A change in the GMIB Rider Charge

                                    .    A change in the Dollar-for-Dollar
                                         Withdrawal Percentage

                                    .    A change in the Annual Increase
                                         Accumulation Rate

                                    .    A change in the Basis of GMIB Annuity
                                         Table

                                    .    The Rider is no longer offered by us to
                                         new or existing owners.]

   MINIMUM SUBSEQUENT
   PURCHASE PAYMENT:                [$500.00.] However, for IRAs, and Roth IRAs,
                                    in order to avoid cancellation of the
                                    Contract, we will accept a Purchase Payment of at least [$50] once in every 24 month period. We will also accept subsequent
                                    Purchase Payments as required under
                                    applicable law and federal tax law.

   MAXIMUM TOTAL
   PURCHASE PAYMENTS:               [$1,000,000.00]
                                    We will accept amounts up to [$1,000,000] without underwriting. Amounts in excess of [$1 million], but not more than $5 million, will be accepted if the following criteria are met: (a) oldest owner is less than 71,
                                    (b) total amount invested in contract is less than 40% of net worth, (c) source of funds is a U.S. bank or brokerage account.

MINIMUM ACCOUNT
BALANCE REQUIRED:                   $2,000.00

BENEFICIARY:                        As designated by you as of the Issue Date
                                    unless changed in accordance with the
                                    Contract provisions.

PRODUCT CHARGES:
   SEPARATE ACCOUNT:                WE ASSESS CERTAIN DAILY CHARGES ON AN ANNUAL
                                    BASIS TO THE PERCENTAGES SET OUT BELOW OF
                                    THE AVERAGE DAILY NET ASSET VALUE OF EACH
                                    INVESTMENT DIVISION OF THE SEPARATE ACCOUNT:

                                    Separate Account Charges:  [1.25%]

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                                    Additional Separate Account Charge on
                                    Investment Divisions:
                                       [American Funds]   [0.25%]

                                    Death Benefit Rider Charge:  [0.20%]

ANNUAL CONTRACT FEE:                The Annual Contract Fee is [$30.00] each
                                    Contract Year. If a total withdrawal is made during the Accumulation Period, the full
                                    Annual Contract Fee will be deducted at the time of the total withdrawal. If your Account Balance on the last day of the Contract Year is at least [$50,000.00] , then no Annual Contract Administrative Fee is deducted. On the Annuity Calculation
                                    Date, a pro-rata portion of the Annual
                                    Contract Fee for the applicable portion of the Contract Year will be deducted from the Account Balance as described above. On the Annuity Calculation Date, if your Account
                                    Balance is at least [$50,000.00], then no Annual contract Fee is deducted.

SEPARATE ACCOUNT:                   Metropolitan Life Separate Account E

ALLOCATION REQUIREMENTS:

(1) Currently, you can select from any of the Investment Divisions. However, we reserve the right to limit this in the future. [However, if the GMIB Rider is attached to the Contract and in force you can only make allocations to the GMIB Rider Investment Divisions.]

(2) Allocations must be in whole numbers. Each allocation must be at least [$500]. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

TRANSFER REQUIREMENTS:

NUMBER PERMITTED: We may limit the number of transfers per Contract Year up to a maximum of [12] (excluding transfers resulting from our automated strategies), identified as Rebalancer, Index Selector and Enhanced Dollar Cost Averaging. [If the GMIB Rider is attached to the Contract and in force you may only make transfers between the GMIB Rider Investment Divisions.]

TRANSFER FEE: In the event that [12] transfers are made in a Contract Year (excluding those related to our automated strategies), we may deduct a Transfer Fee of up to [$25.00] for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Investment Division from which the transfer is made. However, if the entire interest in the account option is being transferred, the Transfer Fee will be deducted from the amount that is transferred.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from an Investment Division (excluding transfers resulting from our automated strategies) is [$500.00] or your entire interest in the Investment Division, if less.

[TRANSFER AND ALLOCATION LIMITS:

If the GMIB Rider (the "Rider") is attached to the Contract and the GMIB Rider is terminated under the Termination of Rider provision effective on the date the Rider is no longer in force, no transfers or allocations may be made to the GMIB Rider Investment Divisions, as applicable. You will have access to the other Investment Divisions currently available.]

MINIMUM PARTIAL WITHDRAWAL: [$500.00]

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: [$2,000.00]

ANNUITY OPTION INFORMATION:
--------------------------

     1. [The Annuity Date will be no later than the Maturity Date, or to a later date if we agree. The Maturity Date is the later of the first Contract Anniversary after the Annuitant's 90th birthday or 10 Years from the Issue Date.]

     2.   The Annuity Date must not be less than 30 days from the Issue Date.

     3. For Variable Income Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 4.00%.

     4. For Fixed Income Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at 3%.

[INITIAL EDCA PERIOD: 12 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [4.00%]

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INITIAL EDCA PERIOD: 6 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [9.00%]]

ADMINISTRATIVE OFFICE:

MetLife
[PO Box 10342
Des Moines, IA 50306-0342]

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ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Enhanced Dollar Cost Averaging Rider
Death Benefit Rider (Greater of Return of Purchase Payments/5th Step-up) Death Benefit Rider (Annual Step-up)
Guaranteed Minimum Income Benefit Rider -Living Benefit
Guaranteed Withdrawal Benefit Rider
Lifetime Guaranteed Withdrawal Benefit Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
Unisex Annuity Rates Endorsement
Qualified Distribution Program Endorsement
Non-Qualified Annuity Endorsement
Spousal Continuation Endorsement]

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